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                                                                       EXHIBIT 5
                                FOLEY & LARDNER
                     100 NORTH TAMPA STREET, SUITE 2700
                            TAMPA, FLORIDA  33602
                            TELEPHONE (813) 229-2300
                            FACSIMILE (813) 221-4210

                               November 26, 1997

FARO Technologies, Inc.
125 Technology Park
Lake Mary, Florida  32746

         Re: Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to the FARO Technologies, Inc. 1997 Non-Employee Director Stock Option Plan

Ladies and Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of FARO Technologies, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 250,000 shares of common stock par value $.001 issuable pursuant to the FARO Technologies, Inc. 1997 Non-Employee Director Stock Option Plan (the "Plan"). The common stock issuable pursuant to the Plan is referred to herein as the "Shares."

         We have examined and are familiar with the following: (a) Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Florida; (b) Bylaws of the Company; (c) proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan; and (d) such other documents, Company records and matters of law as we have deemed to be pertinent.

         Based on the foregoing, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

         2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        FOLEY & LARDNER

                                        /s/ Martin A. Traber
                                        -------------------------------
                                        Martin A. Traber